Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294622

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 30, 2026)

Up to $9,550,000 of Ordinary Shares

Helport AI Limited

Helport AI Limited, a business company formed in the British Virgin Islands with limited liability (the “Company,” “we,” “our,” and “us”) has entered into an at-the-market issuance sales agreement, dated July 10, 2026 (the “ATM Agreement”) with Lake Street Capital Markets, LLC (“Lake Street”), relating to ordinary shares offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the ATM Agreement, we may from time to time offer and sell ordinary shares, par value $0.0001 per share (“Ordinary Shares”), having an aggregate offering price of up to $9,550,000 through Lake Street, acting as our sales agent.

This prospectus supplement should be read in conjunction with the accompanying base prospectus, and is qualified by reference thereto, except to the extent that the information herein amends or supersedes the information contained in the accompanying base prospectus. This prospectus supplement is not complete without, and may only be delivered or utilized in connection with, the accompanying base prospectus, and any future amendments or supplements thereto.

Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “HPAI.” The last reported sale price of our Ordinary Shares on July 9, 2026 was $0.65 per share.

As of July 10, 2026, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $28.65 million, which was calculated based on 37,646,910 Ordinary Shares outstanding, of which 20,177,224 shares were held by non-affiliates, and a price per share of $1.42 based upon the closing price of our Ordinary Shares on The Nasdaq Capital Market on May 13, 2026. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12-calendar month period that ends on and includes the date of this prospectus supplement (excluding this offering). Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.5 of Form F-3 to offer and sell Ordinary Shares having an aggregate offering price of up to approximately $9,550,000. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Sales of our Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our Ordinary Shares, or any other existing trading market for our Ordinary Shares. Lake Street is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Lake Street and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Lake Street for sales of Ordinary Shares sold pursuant to the ATM Agreement will be an amount up to 3.0% of the gross proceeds of any Ordinary Shares sold under the ATM Agreement. In connection with the sale of the Ordinary Shares on our behalf, Lake Street will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Lake Street will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Lake Street with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See section titled “Plan of Distribution” on page S-19 of this prospectus supplement for additional information regarding the compensation to be paid to Lake Street.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, the accompanying prospectus, in the accompanying base prospectus, and in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Lake Street

The date of this prospectus supplement is July 10, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities, including our Ordinary Shares, having an aggregate offering price of up to $100,000,000 registered under the registration statement. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

We are providing information to you about this offering of our Ordinary Shares in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our Ordinary Shares, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated March 30, 2026, included in our registration statement on Form F-3 (File No. 333-294622), along with the documents incorporated by reference therein, which provides more general information, some of which does not apply to this offering of our Ordinary Shares.

Before buying any of the Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement adds to and updates information contained in the documents incorporated by reference into the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Lake Street has not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Lake Street take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Lake Street is not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where an offer, sale or solicitation is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and accompanying prospectus were made solely as of the date specified and solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our Ordinary Shares. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement, before deciding to invest in our Ordinary Shares. Unless the context otherwise requires, we use the terms “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus to refer to Helport AI Limited and, where appropriate, our subsidiaries.

Business Overview

We are a global AI workforce infrastructure company providing intelligent communication software and services to enterprise clients. Our core asset is the AI Labor System, an industrial-scale platform designed to manufacture, orchestrate, and deliver AI workforce capacity based on measurable business outcomes. Through our AI workforce, we help clients drive sales, improve engagement, and reduce costs. Our mission is to transform human expertise into scalable AI labor.

Our traditional SaaS offering, Helport AI Assist software (“AI Assist”) provides real-time intelligent guidance for customer engagement professionals in business settings. “AI Assist” targets professionals as its users, which include enterprises’ customer contact center representatives as well as other sales professionals, such as real estate sales brokers, insurance sales brokers, and mortgage sales brokers, etc. AI Assist features four primary functions, including “Agent Assistant”, “QA Assistant”, “Supervisor Assistant”, and “Knowledge Base Assistant”. “Agent Assistant” is a feature that provides real-time speech guidance to customer engagement agents and professionals. It also has features such as flexible learning, training, testing, and certification, designed to shorten the training time of newly hired customer engagement agents and reduce enterprises’ costs of training and hiring customer engagement staff. The “QA Assistant” feature is designed to ensure that the agents’ conversations with customers are legally compliant and conform to internal company standards, while also providing real-time alerts for non-compliant situations and suggestions for remedial corrections for the agents. The “Supervisor Assistant” function offers supervisors with real-time, quantitative visibility of all team members. The “Knowledge Base Assistant” function enables rapid construction of knowledge bases (utilizing large language models) and the continuous upgrading of such knowledge bases, which is one of our key capabilities for AI training and labeling. With these functions, we believe that AI Assist is an all-in-one tool that helps companies enhance customer engagement efficiency and can assist them in their efforts to achieve exceptional sales performance.

For clients in need of customer engagement professionals, we offer our “AI+BPO” service, which combines AI software with in-house customer contact agents. With this service offering, we provide customer contact agents who utilize our AI Assist software to perform their tasks. In this way, we help clients enjoy flexible, outsourced professional services while showcasing the efficacy of our AI software. Our AI technology and digital platform enable real-time remote monitoring of the customer engagement professionals, compliance and quality checks of their work, and knowledge base construction to facilitate customer engagement. Our AI+BPO offering is designed for reducing agent training time while accelerating AI deployment and delivering operational and economic efficiency.

“Helphub”, is an AI integrated contact center BPO platform that serves companies providing and seeking BPO services. Helphub is a crowdsourcing digital platform for contact center operations, providing enterprise clients with the flexibility to post tasks/jobs on Helphub and monitor the execution process anytime and anywhere. BPO providers, on the other hand, can view and take on projects that fit their expertise, while benefiting from AI-assisted management software. Helphub aims to address the challenges faced by companies as they scale, such as longer training cycles, lack of agent proficiency, and talent shortages.

In 2026, we introduced two new proprietary offerings: “HyprX” and “TwinX”. Both offerings are trained on companies’ proprietary data, with “TwinX” providing a digital clone platform for parallel task execution using digital avatars that work with, and are operated by, humans. “HyprX” offers a digital, autonomous agent platform designed to transform enterprise knowledge into scalable, digital labor providing 24/7 customer engagement. HyprX enables rapid deployment of autonomous, expert AI agents capable of understanding complex operations, executing tasks, and interacting with users across digital environments.

Implications of Being a “Foreign Private Issuer” and “Emerging Growth Company”

We are a “foreign private issuer” as defined under the Exchange Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. We are also an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If investors consider our Ordinary Shares less attractive as a result of our reliance on these exemptions, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

Corporate Information

We are a business company incorporated in the British Virgin Islands. Our principal executive office is located at 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989. Our telephone number is +65 82336584.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Helport AI, Inc., 9171 Towne Centre Dr., Suite 335, San Diego, CA 92122.

THE OFFERING

Ordinary Shares Offered by Us	Ordinary Shares having a total maximum aggregate offering price of up to $9,550,000.

Ordinary Shares to be Outstanding Following this Offering (1):	Up to 52,339,218 Ordinary Shares, assuming sales of 14,692,308 Ordinary Shares at a price of $0.65 per share, which was the closing price of our Ordinary Shares on The Nasdaq Capital Market on July 9, 2026. The actual number of shares issued will vary depending on the sale prices in this offering and the degree to which we utilize this program.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Lake Street. See “Plan of Distribution” on page S-19 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds, if any, of this offering for general corporate purposes, including working capital, product development, and sales and marketing expenses. See “Use of Proceeds” on page S-9 for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our Ordinary Shares involves significant risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement for a discussion of factors that you should carefully consider before deciding to invest in our Ordinary Shares.

Nasdaq Capital Market Symbol	“HPAI”

(1)	The number of our Ordinary Shares to be outstanding after this offering is based on 37,646,910 Ordinary Shares outstanding as of July 10, 2026 and excludes:

●	18,844,987 Ordinary Shares issuable upon the exercise of outstanding public warrants with an exercise price of $11.50 per share; and

●	4,902,945 Ordinary Shares reserved for future issuance under our 2024 equity incentive plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding warrants described above.

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the risk factors described below and the risk factors incorporated by reference to our most recent Annual Report on Form 20-F and any updates described in our Report of Foreign Private Issuer on Form 6-K, and all other information contained or incorporated by reference into this prospectus supplement, including our financial statements and the related notes, as updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring any of our Ordinary Shares. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our Ordinary Shares to decline and you could lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, financial condition, results of operations and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Ordinary Shares and this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the net proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our Ordinary Shares. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. See “Use of Proceeds” on page S-9 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our business strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Ordinary Shares to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution in the net tangible book value per share of the Ordinary Shares you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our Ordinary Shares outstanding prior to this offering. Assuming that an aggregate of 14,692,308 Ordinary Shares are sold at a price of $0.65 per share, the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on July 9, 2026 for aggregate gross proceeds of approximately $9.55 million, and after deducting commissions and estimated offering expenses payable by us, investors purchasing our Ordinary Shares in this offering would experience immediate dilution of $0.4386 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering, and the assumed offering price. Our existing shareholders would experience an immediate increase in net tangible book value of $0.1609 per share. The exercise of outstanding warrants will result in further dilution of your investment. See the section titled “Dilution” beginning on page S-10 below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. As a result, our shareholders and other holders of our securities would experience immediate dilution upon the purchase of any Ordinary Shares sold at such discount.

We do not intend to pay cash dividends for the foreseeable future.

We have never declared or paid cash dividends on our Ordinary Shares and we do not expect to declare or pay any cash dividends in the foreseeable future. As a result, shareholders may only receive a return on their investment in our Ordinary Shares if the trading price of their shares increases.

Future sales or issuances of our Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of our Ordinary Shares.

The sale of a substantial number of our Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Ordinary Shares at any time pursuant to this prospectus supplement and the accompanying prospectus or in one or more separate offerings. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of our Ordinary Shares.

The actual number of shares we will issue in this offering and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Lake Street at any time throughout the term of the ATM Agreement. The number of shares that are sold by Lake Street after delivering an issuance notice will fluctuate based on the market price of our Ordinary Shares during the sales period and limits we set with Lake Street in any instruction to sell shares, and the demand for our Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

An active trading market may not be sustained following this offering.

Although our Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “HPAI”, an active trading market for our shares may not be sustained. If an active market for our Ordinary Shares does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares, or sell your shares at all. Any inactive trading market for our Ordinary Shares may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Substantial sales of our Ordinary Shares may occur, which could cause our share price to decline. Low trading volume for our shares, which may occur if an active trading market is not sustained, among other reasons, would increase the likelihood of substantial sales causing our share price to decline.

Our share price has been and may be volatile in the future, and as a result, investors in our securities could incur substantial losses.

There can be no guarantee that our share price will remain at current prices or that future sales of our Ordinary Shares will not be made at prices lower than those sold to investors. We may incur rapid and substantial increases or decreases in our share price in the foreseeable future attributable to various factors including those discussed in the “Risk Factors” section in this prospectus supplement and the documents incorporated by reference herein and in any free writing prospectus we authorize for use in connection with this offering. Some factors may be unrelated to our operating performance or prospects or may be beyond our control. The price for our Ordinary Shares may be influenced by many factors, including investor reaction to our business strategy; the success of our services, products, or technologies; compliance with Nasdaq listing standards; variations in our financial results; any major change in our board or management; or our involvement in regulatory investigations or litigation. In addition, if one or more analysts covering our business downgrade their evaluations of our Ordinary Shares or the stock of other companies in our industry, the price of our Ordinary Shares could decline. If one or more analysts cease to cover our Ordinary Shares, we could lose visibility in the market for our Ordinary Shares, which in turn could cause our share price to decline.

Since our share price may continue to be volatile in the future, investors in our Ordinary Shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our board of directors’ attention and resources from our business. Such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our share price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

The concentration of our share ownership presents risks, including lack of liquidity in the trading market for our Ordinary Shares and limitations on any individual shareholder’s ability to influence corporate matters.

As of July 1, 2026, our largest shareholder, Helport Holdings Limited, a company controlled by Fan Yu, beneficially owned and has the ability to exercise some voting control over approximately 47.2% of our outstanding Ordinary Shares. As a result, Fan Yu, through Helport Holdings Limited, could exert significant influence over matters requiring shareholder approval, including the election of directors and determination of significant corporate actions. The interests of these shareholders may not always coincide with the interests of other shareholders, and these shareholders may act in a manner that advances their interests and not necessarily those of other shareholders, which might affect the trading price of our Ordinary Shares.

The concentration of share ownership may also serve to limit the trading volume of our Ordinary Shares and lead to greater volatility in our share price. If the concentration of our Ordinary Share ownership were to significantly shift, via sales of shares currently held by Helport Holdings Limited or otherwise, we cannot predict the impact that any resulting change to the trading volume might have on our share price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our share price could be adversely affected and the liquidity of our shares and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our Ordinary Shares are currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of The Nasdaq Capital Market require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our Ordinary Shares;

●	the market price of our Ordinary Shares;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our Ordinary Shares;

●	the number of market makers in our Ordinary Shares;

●	the availability of information concerning the trading prices and volume of our Ordinary Shares; and

●	the number of broker-dealers willing to execute trades in our Ordinary Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein or therein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “aim,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus supplement or the accompanying prospectus.

All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry.

This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, including those under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, and elsewhere in this prospectus supplement. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We may issue and sell Ordinary Shares having aggregate sales proceeds of up to $9,550,000 from time to time. We will pay certain expenses associated with the registration of the Ordinary Shares covered by this prospectus supplement, as described in the section titled “Plan of Distribution”.

The amount of the net proceeds from this offering will depend upon the number of our Ordinary Shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement with Lake Street as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including working capital, product development, and sales and marketing expenses. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending the use of our net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, and interest-bearing debt securities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding Ordinary Shares. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as-adjusted net tangible book value per share of our Ordinary Shares immediately after giving effect to this offering. Our net tangible book value as of December 31, 2025 was approximately $1.90 million, or $0.0508 per Ordinary Share.

Our pro forma net tangible book value as of December 31, 2025, was approximately $1.90 million or $0.0505 per Ordinary Share, based upon 37,646,910 Ordinary Shares outstanding as of July 10, 2026. Pro forma net tangible book value represents net tangible book value adjusted to take into account the issuance, subsequent to December 31, 2025, of 215,942 Ordinary Shares.

After giving effect to the sale of 14,692,308 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of approximately $9,550,000 at an assumed offering price of $0.6500 per share, the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on July 9, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value would have been approximately $11.07 million, or $0.2114 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.1609 per share to our existing shareholders and an immediate dilution in net tangible book value of $0.4386 per share to investors purchasing our shares in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$0.6500
Net tangible book value per share as of December 31, 2025	$0.0508
Pro forma net tangible book value per share as of December 31, 2025	0.0505
Increase in pro forma net tangible book value attributable to this offering	$0.1609
Pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering	$0.2114
Dilution per share to new investors in this offering	$(0.4386)

The table above assumes for illustrative purposes that an aggregate of 14,692,308 Ordinary Shares are sold pursuant to this prospectus supplement and the accompanying base prospectus at a price of $0.6500 per share, the last reported sale price of our Ordinary Shares on The Nasdaq Capital Market on July 9, 2026, for aggregate gross proceeds of approximately $9,550,000 in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.6500 per share shown in the table above, assuming all of our Ordinary Shares in the aggregate amount of $9,550,000 are sold at that price, would increase our as adjusted net tangible book value per share after the offering to $0.2408 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.9092 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.6500 per share shown in the table above, assuming all of our Ordinary Shares in the aggregate amount of $9,550,000 are sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.1092 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.0408 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of our Ordinary Shares to be outstanding after this offering is based on 37,646,910 Ordinary Shares outstanding as of July 10, 2026 and excludes:

●	18,844,987 Ordinary Shares issuable upon the exercise of outstanding public warrants with an exercise price of $11.50 per share; and

●	4,902,945 Ordinary Shares reserved for future issuance under our 2024 equity incentive plan.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any warrants are exercised, or any new securities are issued under our equity incentive plans, or we issue additional Ordinary Shares in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Description of Ordinary Shares

The following is a summary of material provisions of our currently effective amended and restated memorandum and articles of association (the “Amended Memorandum and Articles”) as well as the BVI Business Companies Act, as amended from time to time (the “BVI Act”), insofar as they relate to the material terms of our Ordinary Shares and warrants.

Type and Class of Securities

We are authorized to issue a maximum of 500,000,000 shares of a single class each with a par value of US$0.0001. As of the date of this prospectus supplement, we have 37,646,910 Ordinary Shares issued and outstanding. Our Ordinary Shares may be held in either certificated or uncertificated form.

Preemptive Rights

Our Ordinary Shares are not subject to any pre-emptive or similar rights under the BVI Act or pursuant to our Amended Memorandum and Articles.

Distributions

Shareholders holding shares in our Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the Amended Memorandum and Articles.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended Memorandum and Articles. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

Calls on shares and forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended Memorandum and Articles and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Transfer of Shares

Subject to the restrictions contained in our Amended Memorandum and Articles, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer. For so long as the Ordinary Shares are listed on a recognized stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to the Ordinary Shares registered on the stock exchange.

Liquidation

As permitted by the BVI Act and our Amended Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of shareholders of not less than 50 percent of the shares of the class to be affected.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the BVI Act or imposed by our Amended Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our Amended Memorandum and Articles may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Amended Memorandum and Articles and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Ownership Threshold

There are no provisions under the BVI Act or under our Amended Memorandum and Articles that govern the ownership threshold above which shareholder ownership must be disclosed.

Differences Between the Law of Different Jurisdictions

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated under the Delaware General Corporation Law in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Memorandum and Articles be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

●	it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;

●	whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

●	whether the action is likely to proceed;

●	the costs of the proceedings in relation to the relief likely to be obtained; and

●	whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Amended Memorandum and Articles provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Amended Memorandum and Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our Amended Memorandum and Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Amended Memorandum and Articles and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Act or our Amended Memorandum and Articles.

Pursuant to the BVI Act and our Amended Memorandum and Articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the Company, the British Virgin Islands Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended Memorandum and Articles allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Amended Memorandum and Articles do permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Act and our Amended Memorandum and Articles do not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Amended Memorandum and Articles do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Amended Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders or a resolution of our directors, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended Memorandum and Articles, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended Memorandum and Articles may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Changes in Capital

Subject to the BVI Act and our Amended Memorandum and Articles, we may from time to time by resolution of our board of directors or resolution of members (as may be appropriate):

●	amend our memorandum to increase or decrease the maximum number of Ordinary Shares we are authorized to issue;

●	divide our authorized and issued Ordinary Shares into a larger number of Ordinary Shares;

●	combine our authorized and issued Ordinary Shares into a smaller number of Ordinary Shares; and

●	create new or additional Ordinary Shares of any class, or any bonds or debentures, or other evidence of indebtedness convertible into or exchangeable for Ordinary Shares of any class, to be issued and disposed of by the board of directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the board of directors in its absolute discretion.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Lake Street, under which we may offer and sell our Ordinary Shares from time to time through Lake Street acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $9,550,000 of our Ordinary Shares. Lake Street may sell the Ordinary Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell Ordinary Shares under the ATM Agreement, we will notify Lake Street of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Lake Street, unless Lake Street declines to accept the terms of such notice, Lake Street has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Lake Street under the ATM Agreement to sell our Ordinary Shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Lake Street is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Lake Street may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Lake Street a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Ordinary Shares pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Lake Street for the fees and disbursements of its counsel, payable at the time of filing this prospectus supplement, in an amount not to exceed $50,000 and up to an additional maximum of $2,500 upon the occurrence of each Triggering Event Date, as such term is defined under the ATM Agreement, during the term of the ATM Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Lake Street under the ATM Agreement for the Ordinary Shares offered pursuant to this prospectus supplement, will be approximately $120,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Shares.

Lake Street will provide written confirmation to us before the opening on The Nasdaq Capital Market on the day following each day on which Ordinary Shares are sold under the ATM Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the Ordinary Shares on our behalf, Lake Street may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Lake Street will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Lake Street against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Lake Street may be required to make in respect of such liabilities.

The offering of our Ordinary Shares pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the ATM Agreement and (ii) the termination of the ATM Agreement as permitted therein.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Agreement will be filed as an exhibit to the Report of Foreign Private Issuer on Form 6-K to be filed with the SEC and incorporated by reference into this prospectus supplement.

Lake Street and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Lake Street may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Lake Street may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Lake Street, and Lake Street may distribute the prospectus supplement and the accompanying prospectus electronically.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Lake Street and Lake Street may distribute this prospectus supplement and the accompanying base prospectus electronically.

To the extent required by Regulation M, Lake Street will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares to be sold in the offering described in this prospectus supplement will be passed upon for us by Ogier. Sullivan & Worcester LLP, New York, New York, is serving as counsel to Lake Street.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Enrome LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual and other reports and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov. The SEC website referenced above also contains reports and other information about issuers, like us, that file electronically with the SEC.

Our Annual Report on Form 20-F and Reports of Foreign Private Issuer on Form 6-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to the Exchange Act can also be accessed free of charge on our website, which is located at https://www.helport.ai. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC November 17, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on May 15, 2026 and June 26, 2026; and

●	the description of our Ordinary Shares and Warrants incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42205) filed with the SEC on August 2, 2024 including any amendment and report subsequently filed for the purpose of updating that description.

We also incorporate by reference into this prospectus supplement all documents (other than reports of Foreign Private Issuer on Form 6-K that are furnished but not filed) that are filed by us with the SEC pursuant to the Exchange Act after the date of this prospectus supplement and before the termination or completion of this offering. These documents include periodic reports, such as Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K.

This prospectus supplement as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement, respectively.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Helport AI Limited

9 Temasek Boulevard #07-00, Suntec Tower Two

Singapore 038989

Attn: Guanghai Li, Chief Executive Officer

65-82336584

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our website at https://www.helport.ai. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

Helport AI Limited

$100,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

and

Rights

and

215,942 Ordinary Shares offered by Selling Shareholders

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of ordinary shares, par value $0.0001 (the “Ordinary Shares”), preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus also related to the resale by certain selling shareholders (the “Selling Shareholders”) described herein of an aggregate of 215,942 Ordinary Shares of Helport AI Limited (the “Resale Shares”). The Resale Shares were issued pursuant to two subscription agreements dated October 2, 2025, and November 15, 2025, respectively. The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Resale Shares registered herein on any stock exchange, market, or trading facility on which the Resale Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition by the Selling Shareholders of their Resale Shares, but we will bear all costs, fees and expenses in connection with the registration of the Resale Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of their Resale Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell the Resale Shares, see “Selling Shareholders” and “Plan of Distribution.”

This prospectus provides a general description of the securities we or the Selling Shareholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting Ordinary Shares held by non-affiliates is below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. The aggregate market value of our outstanding voting and non-voting Ordinary Shares held by non-affiliates as of March 26, 2026 was approximately $66.58 million based on the closing price of $3.30 per Ordinary Share on January 27, 2026 and 20,177,224 Ordinary Shares held by non-affiliates as of March 26, 2026.

Our Ordinary Shares and Warrants, with each whole Warrant entitling the holder thereof to purchase one Ordinary Share at a purchase price of $11.50 per share (the “Warrants”), are listed on the Nasdaq Capital Market under the symbols “HPAI” and “HPAIW”, respectively. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We and the Selling Shareholders may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, preferred shares, warrants to purchase ordinary shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $100,000,000, and the selling shareholders (the “Selling Shareholders”) referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate of 215,942 Ordinary Shares, par value $0.0001 per share (the “Resale Shares”). We have provided to you in this prospectus a general description of the securities we and the Selling Shareholders may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Notwithstanding the foregoing, the Selling Shareholders may sell their Resale Shares offered by them and registered hereby without being accompanied by a prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Selling Shareholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

The Selling Shareholders are not offering to sell or seeking offers to purchase securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside the jurisdiction of the United States who come into possession of this prospectus are required to inform themselves about and to observe any restrictions relating to this offering and distribution of this prospectus applicable to that jurisdiction.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Helport AI,” “we,” “us,” “our,” the “Company,” the “Registrant” or similar words refer to Helport AI Limited, together with our subsidiaries.

ii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and any variation of the foregoing and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our Ordinary Shares. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our Ordinary Shares, you are assuming a high degree of risk.

Business Overview

We are an AI technology company dual-headquartered in Singapore and San Diego, California, U.S. We are committed to assisting enterprises in accelerating sales growth and improving customer satisfaction through AI-powered customer engagement. Our proprietary offering, Helport AI Assist software (“AI Assist”), provides real-time intelligent guidance for customer engagement professionals in business settings. In addition, we provide AI+BPO (Business Process Outsourcing) services to facilitate customer engagement, assisting our clients in achieving optimal sales performance and cost reduction.

For the fiscal year ended June 30, 2025, we introduced new product offerings to further expand our portfolio of AI-driven solutions. “HelportGo”, is our flagship mobile application designed to improve productivity for on-the-go professionals. Extending enterprise-grade AI capabilities directly to individual users on demand, HelportGo is designed to offer immediate, transformative call assistance to facilitate conversion into structured, actionable business intelligence.

“Helport Remote”, the second product we introduced in 2025, is a workforce monitoring and management tool designed to support the evolving needs of remote contact centers. Engineered specifically for large-scale, multinational contact center operations, Helport Remote aims to empower management teams to achieve greater visibility, control, compliance, and efficiency in an increasingly decentralized workforce environment.

Finally, we are introducing “HyperX”, a digital, autonomous agent platform designed to transform enterprise knowledge into action. Trained on companies’ proprietary data, HyperX enables one-click deployment of digital, expert AI agents capable of understanding complex operations, executing tasks, and interacting with users across digital environments.

“AI Assist” is software that targets professionals as its users, which include enterprises’ customer contact center representatives as well as other sales professionals, such as real estate sales brokers, insurance sales brokers, and mortgage sales brokers, etc. AI Assist features four primary functions, including “Agent Assistant”, “QA Assistant”, “Supervisor Assistant”, and “Knowledge Base Assistant”. “Agent Assistant” is a feature that provides real-time speech guidance to customer engagement agents and professionals. It also has features such as flexible learning, training, testing, and certification, designed to shorten the training time of newly hired customer engagement agents and reduce enterprises’ costs of training and hiring customer engagement staff. The “QA Assistant” feature is designed to ensure that the agents’ conversations with customers are legally compliant and conform to internal company standards, while also providing real-time alerts for non-compliant situations and suggestions for remedial corrections for the agents. The “Supervisor Assistant” function offers supervisors with real-time, quantitative visibility of all team members. The “Knowledge Base Assistant” function enables rapid construction of knowledge bases (utilizing large language models) and the continuous upgrading of such knowledge bases, which is one of our key capabilities for AI training and labeling. With these functions, we believe that AI Assist is an all-in-one tool that helps companies enhance customer engagement efficiency and can assist them in their efforts to achieve exceptional sales performance.

For clients in need of customer engagement professionals, we offer our AI+BPO service, which combines AI software with customer contact agents. With this service offering, we provide customer contact agents who utilize our AI Assist software to perform their tasks. In this way, we help clients enjoy flexible, outsourced professional services while showcasing the efficacy of our AI software. Our AI technology and digital platform enable real-time remote monitoring of the customer engagement professionals, compliance and quality checks of their work, and knowledge base construction to facilitate customer engagement. Our AI+BPO offering is designed for reducing agent training time while accelerating AI deployment and delivering higher operational and economic efficiency.

We have also made progress on “Helphub”, which is an AI integrated contact center BPO platform that serves both companies providing and seeking BPO services. Helphub is a crowdsourcing digital platform for contact center operations, providing enterprise clients with the flexibility to post tasks/jobs on Helphub and monitor the execution process anytime and anywhere. BPO providers, on the other hand, can view and take on projects that fit their expertise, while benefiting from AI-assisted management software. Helphub aims to address the challenges faced by companies as they scale, such as longer training cycles, lack of agent proficiency, and talent shortages. We are continuously refining Helphub across key strategic pillars—including target customer segmentation, quality management methodologies, and partnership models—to lay a foundation for its commercial scaling.

For the fiscal year ended June 30, 2025, we had revenue of $34.9 million, and net income of $1.9 million. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 99.4% for the fiscal year ended June 30, 2025. For the fiscal year ended June 30, 2024, we had revenue of $29.5 million, and net income of $7.37 million. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 100% for the fiscal year ended June 30, 2024. For the fiscal years ended June 30, 2023, we had revenue of $12.73 million and net income of $4.81 million. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 99.70% for the fiscal years ended June 30, 2023 and the revenue generated from medical consulting service contributed 0.30%. The medical consulting business was discontinued after January 2023. We started providing AI service when we launched our key Software as a Service (“SaaS”) product, AI Assist, in April 2022, which has become our business focus ever since. For the fiscal years ended June 30, 2025, the revenue generated from AI+BPO was $0.2 million. For the fiscal years ended June 30, 2024, and 2023, we did not generate any revenue from AI+BPO.

Recent Developments

On October 2, 2025, the Company entered into a subscription agreement (the “Youth Spring Subscription Agreement”) with Youth Spring Limited, a Samoa company (“Youth Spring”). Pursuant to the Youth Spring Subscription Agreement, Youth Spring agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Youth Spring, 125,000 Ordinary Shares of the Company, par value US$0.0001 per share, for an aggregate purchase price of $500,000, in accordance with Regulation S under the Securities Act of 1933, as amended (“Regulation S”). On March 25, 2026, the Company issued 125,000 Ordinary Shares to Youth Spring, and the transaction contemplated by the Youth Spring Subscription Agreement was consummated on the same day.

On November 15, 2025, the Company entered into a subscription agreement (the “FountainX Subscription Agreement,” together with Youth Spring Subscription Agreement, the “SPAs”) with FountainX Ltd., a British Virgin Islands company (“FountainX”). Pursuant to the FountainX Subscription Agreement, FountainX agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to FountainX, 114,815 Ordinary Shares of the Company, par value US$0.0001 per share, for an aggregate purchase price of $1,240,000, in accordance with Regulation S. On March 25, 2026, the Company issued 90,942 Ordinary Shares to FountainX.

Corporate Information

We are a business company incorporated in the British Virgin Islands. Our principal executive office is located at 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989. Our telephone number is +65 82336584.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Helport AI, Inc., 9171 Towne Centre Dr., Suite 335, San Diego, CA 92122.

Organizational structure

The following chart illustrates the corporate structure of the Company as of the date of this prospectus.

Private Placement

On October 2, 2025, the Company entered into the Youth Spring Subscription Agreement with Youth Spring. Pursuant to the Youth Spring Subscription Agreement, Youth Spring agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Youth Spring, an aggregate of 125,000 Ordinary Shares of the Company, par value US$0.0001 per share, for an aggregate purchase price of $500,000, in accordance with Regulation S under the Securities Act of 1933, as amended. On March 25, 2026, the Company issued 125,000 Ordinary Shares to Youth Spring, and the transaction contemplated by the Youth Spring Subscription Agreement was consummated on the same day.

On November 15, 2025, the Company entered into the FountainX Subscription Agreement with FountainX Ltd. Pursuant to the FountainX Subscription Agreement, FountainX agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to FountainX, 114,815 Ordinary Shares of the Company, par value US$0.0001 per share, for an aggregate purchase price of $1,240,000, in accordance with Regulation S. On March 25, 2026, the Company issued 90,942 Ordinary Shares to FountainX.

The parties to the SPAs have each made customary representations, warranties and covenants, including, among other things, (a) the Purchasers are “non-U.S. Persons” as defined in Regulation S and are acquiring the Shares for the purpose of investment, (b) the absence of any undisclosed material adverse effects, and (c) the absence of legal proceedings that affect the completion of the transaction contemplated by the SPAs.

The form of the SPAs is filed as Exhibit 4.10 to the registration statement on Form F-3, of which this prospectus forms a part. The foregoing is only a brief description of the material terms of the SPAs and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Summary of Risk Factors

An investment in our securities involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” beginning on page 6 of this prospectus and the risk factors set forth in our most recent annual report on Form 20-F, filed on November 17, 2025 (the “2025 Annual Report”). You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

Risks Related to Doing Business in the PRC

Risks and uncertainties relating to doing business in the PRC include, but are not limited to, the following:

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against Helport AI or its management that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see the risk factor beginning on page 6 of this prospectus);

●	Recent greater oversight by the CAC over data security could adversely impact our business (see the risk factor beginning on page 2 of our 2025 Annual Report);

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations (see the risk factor beginning on page 3 of our 2025 Annual Report);

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see the risk factor beginning on page 4 of our 2025 Annual Report);

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment (see the risk factor beginning on page 4 of our 2025 Annual Report);

●	Each of our customers and suppliers has entered into an Authorization for Payment Agreement with our Singapore operating entity and a third-party agent. Our financial condition and liquidity position may be subject to credit risks of the third-party agent (see the risk factor beginning on page 5 of our 2025 Annual Report); and

●	If the PRC government imposes further restrictions and limitations on our PRC customers’ ability to transfer or distribute cash overseas, our business, financial condition, and results of operations could be materially adversely affected (see the risk factor beginning on page 6 of our 2025 Annual Report).

Risks Related to Our Business

Risks and uncertainties relating to our business include, but are not limited to, the following:

●	Our failure to anticipate or successfully implement new technologies could render our contact-center solution services less competitive and reduce our revenue and market share (see the risk factor beginning on page 8 of this prospectus);

●	Our reliance on developer partners for AI product and system development is significant. If these third parties, or their critical staff members, are unable or unwilling to continue their cooperation with us, it could have a detrimental effect on our business (see the risk factor beginning on page 7 of our 2025 Annual Report);

●	The use of open-source software in our products may compromise our ability to protect the confidentiality of our proprietary information, potentially harming our business and competitive position (see the risk factor beginning on page 9 of our 2025 Annual Report);

●	Our inability to use software licensed from third parties, or our use of open-source software under license terms that interfere with our proprietary rights, could disrupt our business (see the risk factor beginning on page 9 of our 2025 Annual Report);

●	We are in the highly competitive AI Contact Integrated Solutions Industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance (see the risk factor beginning on page 8 of this prospectus);

●	Our business may rely on a primary supplier or a few customers that account for more than 10% of our total purchases. Interruptions in operations in such major clients or supplier may have an adverse effect on our business, financial condition, and results of operations (see the risk factor beginning on page 10 of our 2025 Annual Report); and

●	We rely on third-party cloud computing platforms to develop software and store data. If we fail to maintain our relationships with these platforms, or if the service fees charged by these platforms change to our detriment, our business may be adversely affected (see the risk factor beginning on page 11 of our 2025 Annual Report).

Risks Related to Doing Business in Singapore

Risks and uncertainties relating to us doing business in Singapore include, but are not limited to, the following:

●	We may rely on dividends and other distributions on equity paid by our subsidiary in Singapore to fund any cash and financing requirements we may have (see the risk factor beginning on page 20 of our 2025 Annual Report).

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Ordinary Shares without any cure period or opportunity to regain compliance (see the risk factor beginning on page 14 of this prospectus).

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of the Ordinary Shares may be materially and adversely affected (see the risk factor beginning on page 21 of our 2025 Annual Report);

●	Helport AI may or may not pay cash dividends in the foreseeable future (see the risk factor beginning on page 22 of our 2025 Annual Report);

●	Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our securities to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return (see the risk factor beginning on page 13 of this prospectus);

●	Provisions in Helport AI’s Amended and Restated Memorandum and Articles of Association may inhibit a takeover of Helport AI, which could limit the price investors might be willing to pay in the future for Helport AI’s securities and could entrench management (see the risk factor beginning on page 22 of our 2025 Annual Report);

●	As a “foreign private issuer” under the rules and regulations of the SEC, Helport AI is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers (see the risk factor beginning on page 23 of our 2025 Annual Report);

●	The issuance of additional our Ordinary Shares in connection with future financings, acquisitions, investments, the Incentive Plan, or otherwise will dilute all other shareholders (see the risk factor beginning on page 25 of our 2025 Annual Report);

●	Our U.S. shareholders may suffer adverse tax consequences if Helport AI is classified as a “passive foreign investment company” (see the risk factor beginning on page 26 of our 2025 Annual Report); and

●	Techniques employed by short sellers may drive down the market price of our Ordinary Shares (see the risk factor beginning on page 16 of this prospectus).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below. You should also carefully consider the risk factors set forth under “Risk Factors” described in our 2025 Annual Report, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to Doing Business in the PRC

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against Helport AI or its management that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

As a company incorporated under the laws of the British Virgin Islands, we conduct our operations through our subsidiaries, but are reliant upon customers who are based in China. In addition, three out of Helport AI’s five directors and officers, namely Guanghai Li, Di Shen, and Xinyue (Jasmine) Geffner, reside in the PRC. A substantial portion of the assets of Helport AI’s directors and officers are located outside the United States. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against Helport AI and its officers and directors who do not currently reside in the U.S. or have substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would recognize or enforce judgments of U.S. courts against Helport AI or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against Helport AI or its directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Recent greater oversight by the CAC over data security could adversely impact our business.

On December 28, 2021, 13 governmental departments of the PRC, including the Cybersecurity Administration of China, or the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC.

As part of our global expansion strategy, we have engaged customers located in countries other than the PRC, which began generating revenue in the fiscal year 2024. However, for the fiscal years ended June 30, 2025 and 2024, substantially all of our revenue was still generated from customers located in the PRC, even though we have no operating entity in the PRC. Our products do not collect personal data from contact center activities, nor do we store any data from such activities. As of the date of this prospectus, neither Helport AI nor any subsidiaries thereof have received any notice from any authorities requiring Helport AI or any of its subsidiaries to undergo cybersecurity review or network data security review. However, since the use of our AI Assist software involves the collection of data and information contained in the contact center operations of our customers in the PRC, we may be subject to certain laws and regulations in China in the future. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on our operations. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During any such review, Helport may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could also result in negative publicity with respect to Helport AI, and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

Each of our customers and suppliers has entered into an Authorization for Payment Agreement with our Singapore and U.S. operating entity and a third- party agent. Our financial condition and liquidity position may be subject to credit risks of the third-party agent.

Since we have not yet established relevant entities or subsidiaries in the PRC, and because a significant portion of our customers and suppliers are located in the PRC, each of our customers and suppliers has entered into an Authorization for Payment Agreement (collectively, the “Agreements”) with our operating entities, Helport Singapore and Helport US, and a third party agent, Xinsheng Technology (Tianjin) Co., Ltd. (“Xinsheng”), through whom we make payments to our suppliers and receive payments from our customers. The payment amount in each of the Agreements is denoted in U.S. dollars. For details, see “ITEM 4. Information of the Company—B. Business Overview—Major Supplier” and “ITEM 4. Information of the Company—B. Business Overview—Customers, Sales, and Marketing” in our 2025 Annual Report. As of the date of this prospectus, Xinsheng has fulfilled its obligations to transfer the payments guaranteed in each of the Agreements. However, there is no assurance that, in the future, we will be able to successfully enforce Xinsheng’s guarantee, or any other such payment agents’ guarantee. Third-party agents subject to such payment agreements are subject to their own unique operational and financial risks, which are beyond our control. In the event that such agents fail to function properly or breach or terminate their cooperation with us, we may be unable to recover payment from our customers or transfer payment to our suppliers in a timely manner, or at all. This could disrupt our cash flow and lead to a breakdown of our contractual relationship with customers and suppliers. If we are unable to address these issues in a timely and cost-effective manner, our business, financial condition, and results of operations may be adversely affected.

Risks Related to Our Business

Our failure to anticipate or successfully implement new technologies could render our contact-center solution services less competitive and reduce our revenue and market share.

We provide data-driven AI technologies to our customers endeavoring to maximize the revenue-generation and customer-retention potential capacities of their contact centers. See “ITEM 4. Information of the Company—B. Business Overview—Competitive Strengths” in our 2025 Annual Report. As of the date of this prospectus, we have two pending patent applications in Singapore. These applications are currently awaiting approval from the authorities. We have also designed and developed effective systems of Gateways to integrate our AI Assist software into contact centers. Nonetheless, the AI Contact Integrated Solutions Industry is characterized by rapid technological advancement, constant improvement of AI products’ learning capabilities and resultant heightening of customers’ expectations, disruption by innovative entrants, and evolving business models and industry standards. This requires us to anticipate well in advance, which technologies we must implement and take advantage of to make our AI products and services competitive in the market. As such, we need to continue to invest significant financial resources in research and development to keep pace with technological advances in order to make our technologies competitive in the market, especially those relating to the intelligence and analytic capability of our core AI product. However, development activities are inherently uncertain, and our expenditures on research and development may not generate commensurate benefits. Given the fast pace with which AI technology has been and will continue to be developed, we may not be able to timely upgrade our data analytics and AI-based technologies, or the algorithm or engines required thereby in an efficient and cost-effective manner, or at all. New technologies in our industry could render the technologies and services that we are developing or expect to develop in the future obsolete or uncompetitive, thereby potentially resulting in a decline in our revenues and market share.

We are in the highly competitive AI Contact Integrated Solutions Industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

The contact-center AI technology industry worldwide is competitive and rapidly evolving, with new companies increasingly joining the competition in recent years. AI products and service models in the industry are constantly evolving to adopt new technologies, improve cost efficiency, and meet customers’ rising expectations for more intelligent products. We compete with a value proposition centered on increasing customers’ profitability, enhancing managerial efficiency, and reducing agent mistakes in customers’ contact centers. These metrics are often influenced by factors such as AI efficiency, system integration abilities and industry experience. As of the date of this prospectus, we believe that we are well-positioned to effectively compete in the AI contact-center solutions industry primarily due to (i) our AI technology; (ii) our professional knowledge base; (iii) our industry experience and client base; and (iv) our business model and product offerings. See “ITEM 4. Information of the Company—B. Business Overview—Competition” in our 2025 Annual Report. Nonetheless, as advancement in AI technology is often accompanied by revolutionary effects on its application, sudden and intensive competition can take place unexpectedly in the future. The increased competition may lead to increased costs for customer acquisition and retention, which may result in reduced margins and a loss of market share for us. We compete with other competitors on the following bases:

●	the effectiveness and quality of our AI solutions;

●	vertical industry knowledge and domain expertise;

●	operational capabilities;

●	business model;

●	brand recognition;

●	quality of services both in the initial system installment phase and the subsequent operation maintenance phase;

●	effectiveness of sales and marketing efforts; and

●	hiring and retention of talented staff.

Our competitors may operate with different business models, have different service structures, and may be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential new competitors may emerge and acquire a significant market share. If existing or potential new competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition could be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as greater brand recognition, larger customer base, and better value-added services. We may lose customers if we fail to compete successfully, which could adversely affect our financial performance and business prospects. We cannot guarantee that our strategies will remain competitive or successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Our business may rely on a primary supplier or a few customers that each account for more than 10% of our total purchases. Interruptions in operations in such major clients or supplier may have an adverse effect on our business, financial condition, and results of operations.

We rely on a few customers that each account for more than 10% of our total sales, who are all contact-center BPO companies for whom we provide our AI Assist product. For the fiscal year ended June 30, 2025, we had three significant customers, namely Beijing Baojiang Science and Technology Co., Ltd. (“Baojiang”), Shenyang Pengbosheng Network Technology Co., Ltd. (“Pengbosheng”), and Shenyang Blue Legend Information Technology Co., Ltd. (“Blue Legend”), which accounted for 27.5%, 25.8% and 16.2% of our total sales, respectively. For the fiscal year ended June 30, 2024, we had two significant customers, Baojiang and Pengbosheng, which accounted for 26.9% and 37.5% of our total sales, respectively. For the fiscal year ended June 30, 2023, we had two significant customers, Baojiang and Pengbosheng, which accounted for 28.4% and 46.3% of our total sales, respectively. No other customers accounted for more than 10% of our total sales during the fiscal years ended June 30, 2025, 2024, and 2023.

As an example of a typical transaction, in accordance with a System Information Technology Service Agreement dated February 1, 2022 between Baojiang and Helport Singapore, our Singapore operating entity, Helport Singapore is required to provide to Baojiang system functional modules for contact centers, as well as custom development and efficiency management services that accompany the modules. For details, see “ITEM 4. Information of the Company—B. Business Overview—The Business Model” in our 2025 Annual Report. The final and billable service fees will be invoiced to Baojiang every month, and the invoiced amount shall be confirmed by Baojiang within three business days.

We also rely on Youfei Shuke as our provider of AI infrastructure and developer partner, who has been our primary technology supplier for the fiscal years ended June 30, 2025, 2024, and 2023. Our partnership typically involves co-modeling and co-developing efforts based on our designs of the AI product and its expected application, and Youfei Shuke’s provision of AI infrastructure. In the fiscal year ended June 30, 2025, there were 29 service agreements between Youfei Shuke and Helport Singapore, all of which relate to the development of AI-driven products designed to enhance our existing products and systems.

Since Youfei Shuke is our primary supplier, our engagement with it may expose us to risks beyond our control. There is the risk that Youfei Shuke may breach or terminate its contracts with us or experience significant disruptions to its operations, causing our contractual relationship to end with little or no prior notice. Since we retain significant control over the development process and the core technology involved, disruptions to our business operations and development efforts in such circumstances would be limited to some extent. However, the heavy involvement of Youfei Shuke in our research and development (“R&D”) projects as our developer partner, including the technical staff it provides, means that in the event Youfei Shuke disengages from us, we would need to find other technology suppliers as a substitute. If we cannot immediately engage alternative suppliers capable of providing and substituting all of Youfei Shuke’s functions after its potential disengagement, the process of our product development efforts could be delayed, disrupted, or even discontinued. This could render us less competitive and potentially reduce our market share and revenue. As a result, we are actively communicating with other capable suppliers with a view to diversifying our supply source.

In view of the above, there is no guarantee that we will not have a concentration of customers or suppliers in the future. Such customers and third-party suppliers are independent entities with their own operational and financial risks that are beyond our control. If any of these customers or suppliers breach or terminate their contracts with us, or experience significant disruptions to their operations, we will be required to find and enter into contracts with one or more customers or suppliers as replacement. It could be costly and time-consuming to find alternative customers and suppliers, and these customers or suppliers may not be available to us at reasonable terms or at all. As a result, this could harm our business and financial results and result in lost or deferred revenue.

Our business generates and processes a large amount of data, and it is required to comply with laws and regulations in multiple jurisdictions relating to data privacy and security. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

As a product for assisting contact-center agents, AI Assist only collects data from the contact center operating agents but does not collect any data from consumers who engage with the agents. Typically, the product collects data on agents’ operational activities, such as the actions they take and the length and frequency of call, and agents’ basic information, such as their name and contacts. These are common data collected for the type of business we are engaged in. Because AI Assist is installed on our customers’ own cloud database, the data collected by our product is stored on our customers’ cloud database. Our access to customers’ systems is limited, and we have no access to any of their operational data and confidential information. As a result, we do not store any customer or agent data. Data of contact center conversations is transmitted directly to providers of Automatic Speech Recognition technology such as AWS. Our technical staff in charge of assisting customers to build our AI technology into their system only operate on the premises of the customers and on their computer systems. For details, see “ITEM 4. Information of the Company—B. Business Overview—Data Privacy and Security” in our 2025 Annual Report.

On December 28, 2021, 13 governmental departments of the PRC, including the Cybersecurity Administration of China, or the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC.

Although we have no operating entity in the PRC, currently substantially all of our revenue is generated from customers located in the PRC. Our products do not collect personal data from contact center activities, nor do we store any data from such activities. As of the date of this prospectus, neither Helport AI nor any subsidiaries thereof have received any notice from any authorities requiring Helport AI or any of its subsidiaries to undergo any cybersecurity review or network data security review. However, since the use of our AI Assist software involves the collection of data and information contained in contact center operations of our customers in the PRC, we may be subject us to certain laws and regulations in China in the future. If any such new laws, regulations, rules, or implementation and interpretations come into effect that may impact Helport AI or any of its subsidiaries, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws. We cannot guarantee, however, that such entities will not be subject to cybersecurity review and network data security review in the future. During such reviews, Helport Singapore may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could also result in negative publicity with respect to Helport AI and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

As a result of our plans for global expansion of our operations, we may be subject to a variety of laws and regulations in various jurisdictions where we operate, as well as contractual obligations, regarding data privacy, protection, and security. Some of these laws and regulations require obtaining data subjects’ consent to the collection and use of their data, honoring data subjects’ requests to delete their data or limit the processing of their data, providing notifications in the event of a data breach, and setting up the proper legal mechanisms for cross-border data transfers. Some downstream customers may refuse to provide consent to have the data of their contact-center agents collected or may restrict the use of such data. In many cases, these laws and regulations apply not only to the collection and processing of agent data from third-party downstream customers with whom we may not have any contractual relationship, but also to the sharing or transfer of information between or among us, our subsidiaries, and other third parties with which we have commercial relationships, such as our business partners and contact-center BPO customers. The regulatory framework for data privacy, protection, and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

The legislative and regulatory landscape for data privacy and security continues to evolve in jurisdictions worldwide, with an increasing focus on privacy and data protection issues with the potential to affect our business. In the United States, such privacy and data security laws and regulations include federal laws and regulations such as the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (“CANPAM Act”), the Telephone Consumer Protection Act, the Do-Not-Call Implementation Act, and rules and regulations promulgated under the authority of the Federal Trade Commission and state laws like the California Consumer Privacy Act (“CCPA”) and the varying data breach notification laws that have been enacted in all 50 U.S. states and the District of Columbia. Further, there currently are a number of additional proposals related to data privacy or security pending before federal, state, and foreign legislative and regulatory bodies, including in a number of U.S. states considering consumer protection laws similar to the CCPA. For example, in March 2021, Virginia enacted the Virginia Consumer Data Protection Act, and in June 2021, Colorado passed the Colorado Privacy Act, both of which are comprehensive privacy statutes that share similarities with the CCPA and CPRA and became effective on January 1, 2023 and July 1, 2023, respectively. Such legislation may add complexity, variation in requirements, restrictions, and potential legal risk, require additional investment in resources to compliance programs, may also impact strategies and availability of previously useful data, and could result in increased compliance costs and/or changes in business practices and policies.

Efforts to comply with these and other data privacy and security restrictions that may be enacted could require us to modify our data processing practices and policies and increase the cost of our operations. Failure to comply with such restrictions could subject us to criminal and civil sanctions and other penalties. In part due to the uncertainty of the legal climate, complying with regulations, and any applicable rules or guidance from regulatory authorities or self-regulatory organizations relating to privacy, data protection, information security, and consumer protection, may result in substantial costs and may necessitate changes to our business practices, which may compromise our growth strategy, adversely affect our ability to attract or retain customers, and otherwise adversely affect our business, reputation, legal exposure, financial condition and results of operations.

Any failure or perceived failure by us to comply with our standard privacy policies, our privacy-related obligations to customers or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims (including class actions), or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our customers to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to us may limit the adoption and use of, and reduce the overall demand for, our products. Additionally, if third parties we work with, such as our service providers or product developer partners, violate applicable laws, regulations, or agreements, such violations may put our users’ and/or employees’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims (including class action claims) or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our customers to lose trust in us and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

In addition, in some cases, we are dependent upon our cloud computing platform providers, such as AWS, Google Could Platform and Microsoft Azure to solicit, collect, and provide us with information regarding our products that is necessary for compliance with these various types of regulations. Our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that requires changes to these practices, the design of our products, features or our privacy policy. These platform providers may dictate rules, conduct, or technical features that do not properly comply with federal, state, local, and foreign laws, regulations, and regulatory codes and guidelines governing data privacy, data protection, and security, including with respect to the collection, storage, use, processing, transmission, sharing, and protection of personal information and other consumer data. In addition, these platforms may dictate rules, conduct, or technical features relating to the collection, storage, use, transmission, sharing, and protection of personal information and other customer data, which may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect our ability to attract, monetize or retain customers, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations. Any failure or perceived failure by us to comply with these platform-dictated rules, conduct, or technical features may result in platform-led investigations or enforcement actions, litigation, or public statements against us, which in turn could result in significant liability or temporary or permanent suspension of our business activities with these platforms, cause our customers to lose trust in us, and otherwise compromise our growth strategy, adversely affect our ability to attract, monetize or retain customers, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations.

Customers we engaged are subject to our privacy policy and terms of service. If we fail to comply with our privacy policy or terms of service in service agreements, or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in complaints by data subjects or proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition, and harm our business. If regulators, the media, or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could be subject to increased costs, liabilities, reputational harm, or other negative consequences.

Our information technology systems and platforms may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, phishing, employee error or malfeasance, or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automatic hacks. Experienced computer programmers and hackers may be able to penetrate our security controls and misappropriate or compromise sensitive proprietary or confidential information, create system disruptions, or cause shutdowns. They also may be able to develop and deploy malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. Our systems and the data stored on those systems also may be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and the data stored on or transmitted by those systems, including the user data of our products.

Although we have taken measures to protect sensitive data from unauthorized access, use, or disclosure, our protective measures may not be effective and our information technology may still be vulnerable to attacks. In the event of such attacks, the costs to eliminate or address the foregoing security threats and vulnerability before or after a cyber-incident could potentially be significant. our remediation efforts may not be successful and could result in interruptions or delays of services. As threats related to cyber-attacks develop and grow, we may also find it necessary to take further steps to protect our data and infrastructure, which could be costly and therefore impact our results of operations. In the event that we are unable to prevent, detect, and remediate the foregoing security threats and vulnerabilities in a timely manner, our operations could be interrupted or we could incur financial, legal, or reputational losses arising from misappropriation, misuse, leakage, falsification, or intentional or accidental release or loss of information maintained in our systems. The number and complexity of these threats continue to increase over time. Although we have not experienced any cyber-attacks or other privacy or data security incidents As of the date of this prospectus, and we inspect our systems on a regular basis to prevent these events from occurring, the possibility of these events occurring cannot be eliminated entirely.

Unauthorized use of our intellectual property by third parties and expenses incurred in protecting our intellectual property rights may adversely affect our business, reputation, and competitive edge.

As of the date of this prospectus, we own one domain name, Helport.ai, and have registered four patents in the PRC. As of the date of this prospectus, we have two pending patent applications in Singapore, for which are currently awaiting approval from the authorities. We regard our intellectual property as important to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-disclosure agreements, to protect our proprietary rights. For details, please see “ITEM 4. Information of the Company—B. Business Overview—Intellectual Property” in our 2025 Annual Report.

Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Since our customers are currently mainly located in the PRC, we have also initiated the process of applying for patents in the PRC to protect our technological achievements. As of the date of this prospectus, we have applied for four patents in China, all of which have been granted. However, maintaining and enforcing intellectual property rights may be difficult in the PRC. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment, and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. In addition, we may face challenges when defending our intellectual property rights outside Singapore and the PRC. We plan to expand our businesses to other markets across the globe, including, but not limited to, North America and Southeast Asia, and the process for applying for and registering intellectual property rights varies within each jurisdiction. We may not be able to timely protect our intellectual property rights in these jurisdictions if the expansion of our operations and ensuing intellectual property right infringements take place before we have managed to register our intellectual property rights. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in all jurisdictions.

Policing unauthorized use of our proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce such intellectual property rights. Future litigation could result in substantial costs and diversion of our resources and could disrupt our business, as well as materially adversely affect our financial condition and results of operations. Further, despite the potentially substantial costs, we cannot assure you that we will prevail in such litigation.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success also depends, to a large extent, on the efforts of our key personnel, including Shuangchi He, a Doctor of Telecommunications Engineering and Operations Research and a key member of Helport Singapore’s Research and Development team, our other executive officers, senior management, and other key employees who have valuable experience, knowledge, and connection in the AI Contact Integrated Solutions Industry. There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

Risks Related to Our Securities

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Sales of substantial amounts of the Ordinary Shares and/or Warrants in the public market or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and Warrants and could materially impair our ability to raise capital through equity offerings in the future.

This prospectus relates to, among other things, the issuance from time to time by us of up to $100,000,000 in the aggregate of Ordinary Shares, preferred shares, warrants to purchase Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus also relates to the resale from time to time by the Selling Shareholders of 215,942 Ordinary Shares of Helport AI Limited. The Resale Shares were issued pursuant to the SPAs.

As of the date of this prospectus, we have (1) 37,646,910 Ordinary Shares and (2) 18,844,987 Warrants, issued and outstanding.

The Selling Shareholders can sell, under this prospectus, up to 215,942 Ordinary Shares, constituting approximately 0.57% of the issued and outstanding Ordinary Shares as of the date of this prospectus.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of the Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination on August 2, 2024, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices.

Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Ordinary Shares without any cure period or opportunity to regain compliance.

On January 13, 2026, Nasdaq proposed new listing rules requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum Market Value of Listed Securities of at least $5 million. Under this proposal, if our market value falls below $5 million for 30 consecutive business days, our Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal.

This proposed rule represents a fundamental departure from Nasdaq’s traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the proposed market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Ordinary Shares from trading. Furthermore, the Hearings Panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and the Panel could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

Nasdaq’s proposal reflects its belief that once a company’s market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies. The SEC must decide on the proposal within 45 days of publication in the Federal Register, unless it extends the review period, creating uncertainty regarding whether and when this rule may become effective.

Our market value is calculated as our consolidated closing bid price multiplied by our total Listed Securities. Factors that could cause our market value to fall below the proposed threshold include continued stock price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies.

This proposal is part of a broader trend of Nasdaq tightening listing standards for smaller issuers, including recent rules granting Nasdaq discretion to deny initial listings based on susceptibility to manipulative trading and other market value-based requirements. This increasingly stringent regulatory environment creates greater challenges for microcap companies such as us to maintain public listings.

If the proposed $5 million market value continued listing requirement is approved and we subsequently fail to maintain the required market value for 30 consecutive business days, our Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq without any opportunity to cure the deficiency. Such suspension and delisting would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders’ investments. Moreover, even if we remain in compliance with quantitative criteria, Nasdaq retains discretionary authority under Rule IM-5101-1 to suspend or terminate a company’s listing if necessary to protect investors or ensure the orderly operation of the market, which could result in similar adverse consequences even absent a failure to meet specific quantitative thresholds.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act and the Dodd-Frank Act, related rules and regulations of the SEC and the Nasdaq, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our board of directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC;

●	comply with rules and regulations promulgated by the Nasdaq;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Ordinary Shares; and

●	involve and retain to a greater degree outside counsel and accountants in the above activities.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Ordinary Shares in the public market, the trading price of our Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Ordinary Shares could also depress the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional of our Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional of our Ordinary Shares or securities convertible into or exercisable for our Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Ordinary Shares issued upon the exercise of our outstanding options and Warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Ordinary Shares and this may have a negative impact on the market price of our Ordinary Shares.

The trading market for our Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional of our Ordinary Shares or other securities convertible into or exchangeable for of our Ordinary Shares. We cannot assure you that we will be able to sell of our Ordinary Shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on the Nasdaq Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

Techniques employed by short sellers may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our securities could be greatly reduced or rendered worthless.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

We will not receive any proceeds from the sale of any of the Resale Shares by the Selling Shareholders described herein and identified in the supplements to this prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Resale Shares offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DILUTION

Because the Selling Shareholders who offer and sell Resale Shares covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market rate, or in negotiated terms, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer, from time to time, our Ordinary Shares, preferred shares, debt securities, warrants to purchase Ordinary Shares, rights to purchase Ordinary Shares or a combination of these securities, or units consisting of a combination of any or all of these securities, in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. While the terms we have summarized below will apply generally to any future Ordinary Shares, preferred shares, debt securities, warrants to purchase Ordinary Shares, rights to purchase any of the foregoing or a combination of these securities, or units consisting of a combination of any or all of these securities that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Ordinary Shares and preferred shares, please refer to our Amended and Restated Memorandum and Articles of Association (“Amended and Restated Memorandum and Articles”), that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Amended and Restated Memorandum and Articles, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Amended and Restated Memorandum and Articles, see “Where You Can Find More Information.”

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	Ordinary Shares;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Description of Ordinary Shares

The following description of our Ordinary Shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Ordinary Shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Ordinary Shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Ordinary Shares and preferred shares, please refer to our Amended and Restated Memorandum and Articles that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Amended and Restated Memorandum and Articles, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Amended and Restated Memorandum and Articles, see “Where You Can Find More Information.”

We are authorized to issue a maximum of 500,000,000 Ordinary Shares, par value $0.0001 each. 37,646,910 Ordinary Shares of the Company are issued and outstanding as of the date of this prospectus. Each Ordinary Share has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets on our liquidation. We may by a resolution of the board of directors redeem our shares for such consideration as the board of directors determines.

If, at any time, our authorized number of shares is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the resolution of members of that class entitled to vote thereon the approval of which requires the affirmative vote of a majority of the members of that class present at the meeting who voted.

No less than fifteen calendar days’ written notice of a meeting shall be given to each shareholder entitled to attend and vote thereat, stating the date, place, and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the meeting, and the general nature of the business to be conducted at the meeting. A meeting shall, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is attended, or such notice is waived, by 90% of the shareholders entitled to attend and vote thereat, or all members holding shares entitled to vote on all or any matters to be considered at the meeting, have waived notice of the meeting. The inadvertent failure to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Memorandum and Articles (or under British Virgin Islands law).

Description of Preferred Shares

As all our current authorized shares are designated as Ordinary Shares, a resolution of board of directors (the “Board”) or shareholders resolution will be needed to amend the Company’s Amended and Restated Memorandum and Articles to alter its authorized number of shares if the Company decides to issue preferred shares and following such amendment to the Company’s Amended and Restated Memorandum and Articles, a copy must be filed with the Registrar of Corporate Affairs of the British Virgin Islands. After such resolution and amendment to the Company’s Amended and Restated Memorandum and Articles in accordance with and following filing of the amended and restated memorandum and articles of association with the Registrar of Corporate Affairs of the British Virgin Islands, the Board is empowered to allot and/or issue (with or without rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased number of shares), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide and they may allot or otherwise dispose of them to such persons (including any director of the Board) on such terms and conditions and at such time as the Board may determine.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares may be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Description of Warrants

General

We may issue warrants for the purchase of Ordinary Shares or preferred shares. Warrants may be offered independently or together with Ordinary Shares or preferred shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of Ordinary Shares or preferred shares of the relevant class or series at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, upon the request of the holders thereof, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Ordinary Shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there were 18,844,987 outstanding Warrants to purchase Ordinary Shares.

Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “— Description of Ordinary Shares,” “— Description of Preferred Shares,” and “— Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares and Warrants is Continental Stock Transfer & Trust Company, with a mailing address of 1 State Street, 30th Floor, New York, New York 10004.

Nasdaq Capital Market Listing

Our Ordinary Shares and Warrants are listed on the Nasdaq Capital Market under the symbols “HPAI” and “HPAIW,” respectively.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to 215,942 Ordinary Shares (the “Resale Shares”), in one or more offerings, from time to time, held by the Selling Shareholders as specified in the table below. We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders. The Resale Shares were issued to the Selling Shareholders pursuant to the SPAs.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the Selling Shareholders and such information is as of March 25, 2026 (except otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the footnote to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Resale Shares.

Because the Selling Shareholders identified in the table may sell some or all of the Resale Shares which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of them, no estimate can be given as to the number of the Resale Shares available for resale. We have, therefore, assumed for the purpose of the following table, that the Selling Shareholders will sell all of the Resale Shares covered by this prospectus. The Selling Shareholders are not obligated to sell any of the Resale Shares offered by this prospectus.

Except for disclosure in this section, the Selling Shareholders have not had any material relationship with us within the past three years.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Resale	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Resale (3)	Percentage of Outstanding Ordinary Shares Owned After Resale
Youth Spring Limited(1)	125,000	125,000	0	0%

FountainX(2)	90,942	90,942	0	0%

(1)	Represents 125,000 Ordinary Shares held by Youth Spring Limited, a Samoa company wholly owned by Jinghua Cai, who has voting and dispositive control over the securities owned by Youth Spring Limited. The principal address of Youth Spring Limited is Vistra Corporate Services Centre, Ground Floor NPF Building, Beach Road, Apia, Samoa.

(2)	Represents 90,942 Ordinary Shares held by FountainX, a British Virgin Islands company wholly owned by Xuran Cheng, who has voting and dispositive control over the securities owned by FountainX. The principal address of FountainX is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(3)	Represents the amount of Ordinary Shares that will be held by the Selling Shareholders after the resale of the Resale Shares, based on the assumptions that (a) all the Resale Shares will be sold, and (b) no other Ordinary Shares will be acquired or sold by the Selling Shareholders prior to the resale of the Resale Shares. However, the Selling Shareholders may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other Ordinary Shares that they may own pursuant to another registration statement under the Securities Act or sell some or all of their Ordinary Shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

PLAN OF DISTRIBUTION

We and the Selling Shareholders described herein and identified in supplements to this prospectus may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We and the Selling Shareholders may sell the securities offered through this prospectus directly. In such case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the Selling Shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Ogier to the extent governed by the laws of the British Virgin Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Helport AI Limited as of and for the years ended June 30, 2025, 2024 and 2023 appearing in our most recent annual report on Form 20-F, filed on November 17, 2025, have been audited by Enrome LLP, our current independent registered public accounting firm, as set forth in the 2025 Annual Report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Enrome LLP is located at 143 Cecil Street, #19-03/04 GB Building, Singapore 069542.

FINANCIAL INFORMATION

Our audited consolidated financial statements of Helport AI Limited as of June 30, 2025, 2024 and 2023 are included in our 2025 Annual Report, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 17, 2025.

(2)	the description of our Ordinary Shares and Warrants incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42205) filed with the Commission on August 2, 2024 including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Attn: Mr. Guanghai Li, Chief Executive Officer, 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989, at +65 82336584.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://www.helport.ai. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

British Virgin Islands

The Company was incorporated in the British Virgin Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s operations are conducted outside the United States, and a majority of our Company’s assets are located outside the United States. A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our British Virgin Islands counsel, has informed us that the BVI does not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our British Virgin Islands counsel has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

Singapore

In general, the judgment creditor is responsible for enforcing the order or judgment in all civil claims under Singapore law, and the Singapore Courts will not be responsible for the commencement of enforcement proceedings. A judgment creditor may enforce an order or judgment through writ of possession, writ of seizure and sale, writ of delivery and garnishee proceedings. If a party subject to a judgment does not comply with a court order, the Singapore court may commence committal proceedings, through which the court can determine penalties against such party. Where a foreign judgment is obtained in a court of law outside of Singapore, the party seeking enforcement may have to register the foreign judgment with the High Court of Singapore before it can be enforced in Singapore.

With respect to the registration of a foreign judgment, it is noted that Singapore does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with United States. Further, it is unclear if extradition treaties currently in effect between the United States and Singapore would permit enforcement of criminal penalties of U.S. federal securities laws. In this case, the judgment creditor may be required to commence an action for the recovery of judgment debt in the Singapore courts under common laws to recognize and enforce the judgment.

As a general matter, the interpretation and enforcement of laws and regulations in Singapore involve a certain degree of uncertainty. As local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that our Company and its subsidiaries may enjoy in the locations that they operate in. Moreover, the local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our Company and its subsidiaries’ judgment on the relevance of legal requirements and their ability to enforce contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to exact payments or benefits from our Company and its subsidiaries.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Up to $9,550,000 of Ordinary Shares

Helport AI Limited

Prospectus Supplement

Lake Street

July 10, 2026